UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2012

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

The board of directors of CF Industries Holdings, Inc. (the “Company”) made an affirmative determination that, effective as of September 1, 2012, directors William Davisson and John D. Johnson meet the applicable requirements for “independence” set forth in the corporate governance standards of the New York Stock Exchange (the “NYSE”).  Following the determination, the Company’s eight member board of directors includes seven directors that meet the independence requirements under the NYSE’s corporate governance rules.

The Company’s board of directors also determined that Mr. Davisson meets all applicable requirements for service on the Company’s audit and corporate governance and nominating committees and appointed Mr. Davisson to each of those committees.  The Company’s board of directors further determined that Mr. Johnson meets all applicable requirements for service on the Company’s compensation and corporate governance and nominating committees and appointed Mr. Johnson to each of those committees.  Following these committee appointments, the Company’s three standing committees consist of the following directors:

Audit Committee.  The audit committee consists of Robert G. Kuhbach (chairman), Robert C. Arzbaecher, Stephen J. Hagge, and William Davisson.

Compensation Committee. The compensation committee consists of Robert C. Arzbaecher (chairman), Stephen A. Furbacher, Stephen J. Hagge, John D. Johnson, and Edward A. Schmitt.

Corporate Governance and Nominating Committee. The corporate governance and nominating committee consists of Edward A. Schmitt (chairman), William Davisson, Stephen A. Furbacher, John D. Johnson and Robert G. Kuhbach.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2012	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General
Counsel, and Secretary